UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 3, 2010

GENESIS SOLAR CORPORATION
(Name of registrant as specified in its charter)

Colorado	2-87052-D	84-0194754
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

4600 South Ulster Street, Suite 800
Denver, CO 80237
Address of principal executive offices

303-221-3680
Telephone number, including
Area code

___________________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into a Material Definitive Agreement

Background

 On May 12, 2010 Genesis Solar Corporation (the “Company”) entered into an Amended and Restated Stock Purchase Agreement (the “Restated SPA”) with Genesis Energy Investment Plc. (“GEI Plc”).  The Restated SPA restated and further amended the Stock Purchase Agreement (the “Original Agreement”) between the Company and GEI Plc which was dated July 24, 2009, and amended November 24, 2009 and again January 19, 2010.  The Original Agreement as well as each of the previous amendments, and the status of the contemplated transaction between the Company and GEI Plc, have been described in numerous reports filed by the Company with the Securities and Exchange Commission starting with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and the closings for the transactions contemplated in the Original Agreement and the subsequent amendments have been amended a number of times due to new and different corporate strategy of GEI Plc, financing issues, and on going due diligence.

GEI Plc is a Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange.  The Restated SPA provides the terms upon which the Company can acquire GEI Plc’s entire interest in Genesis Solar España, S.L. (“GSE”), Genesis Solar Singapore Pte. Ltd. (“GSS”), Genesis Solar Hungary Kft (“GSH”), as well as certain GEI Plc “know-how.” Collectively GSE, GSS and GSH are referred to in this report as the “Solar Subsidiaries.”

Although the Restated SPA imposed certain obligations on the parties, and contemplated the parties taking certain actions prior to and after the initial and ultimate closing, as further described in this report, the closing of the transaction remains subject to a number of conditions precedent (including timely closing of adequate financing for the Company to allow it to complete its due diligence and to perform its other obligations) and the Company cannot offer any assurance that the transactions will be completed.

Among the terms of transaction amended by the Restated SPA were with respect to:

■	The form, allocation, and amount of consideration to be paid to GEI Plc;

■
The termination of the option agreement with respect to the GSH equity interest dated November 24, 2009, as that equity interest was to be acquired by the Company at the ultimate closing of the transaction described in the Restated SPA; and

■	The “Initial Closing” of the transaction into escrow which was completed in May 2010.

Initial Closing

As contemplated by the Restated SPA, the Initial Closing into escrow (held by GEI Plc’s legal counsel) was completed on May 25, 2010 at which time the Company deposited share certificates representing 14,146,093 shares of the Company’s common stock with an escrow agent, and certain other certificates and documents.  The shares deposited were allocated for the purchase price of GSE, GSS, GSH, and certain intellectual property owned by GEI Plc (the “GEI Know How”) as follows:

■
A minimum of 8,950,000 shares and up to an additional 4,809,600 shares of Company common stock to be issued for the GSE equity interest (depending on the amount of “Seller Invested Funds” – being assets and or funds invested by GEI Plc into GSE and either available to GSE for use following the closing, or used by GSE prior to the closing where the Company has approved such use).  The parties have since agreed that GEI Plc has met the requirement for Seller Invested Funds.

■	25,000 shares of Company common stock to be issued for the GSS equity interest;

■	25,000 shares of Company common stock to be issued for the GSH equity interest; and

■	336,493 shares of Company common stock to be issued for the GEI Know How.

 No Ability to Close; GEI Plc Transaction

            In July 2010, GEI Plc announced a transaction by which the Logical Mining CC, the Pinning Properties CC, the Calypso Mining CC, and the Mohikan Development CC, entities registered in the Republic of South Africa (the “South African Mining Companies”) to provide in kind contributions to, and acquire control of GEI Plc.  Following this transaction, GEI Plc announced that it would commence executing the business objectives of the South African Mining Companies which are completely different and not related to solar module production. The GEI Plc announcement stated that this investment was expected to be completed by July 31, 2010.  It thus became important for the transactions relating to the Solar Subsidiaries and the GEI Know-How to be completed before that change of control occurs.

Because the Company has not been able to raise the necessary financing to allow it to complete its due diligence or prepare the necessary financial statements or other disclosure documents, the Company was not able to complete the acquisition of the Solar Subsidiaries before the anticipated change of control and business direction of GEI Plc.  The Company was also not willing to waive the conditions precedent to the Restated SPA or to complete the acquisition of the Solar Subsidiaries and the GEI Know-How.  As part of its decision process, the Company did determine that it had no interest in acquiring GSS or GSH, and desired to focus its acquisition efforts on GSE and the GEI Know How.

Assignment to GEI Plc and Acquisition of Equity Interests

Because the Company was unable to complete the acquisition of GSE and the GEI Know-How by the end of July 2010 (due to on-going due diligence and the need to raise capital), the Company negotiated new arrangements, including an assignment of its rights under the Restated SPA to Genesis Capital Management Ltd. (“GCM Ltd”).  This transaction (described in more detail below) became effective when the conditions precedent were accomplished on or about August 3, 2010.  As described in the Company’s annual report on Form 10-K for the year ended March 31, 2010, prior to the acquisition of control by the South African Mining Companies GCM Ltd through its control of Genesis Investment Fund Ltd, is a significant GEI Plc shareholder.  Additionally, as of March 31, 2010, GCM Ltd directly or indirectly beneficially held or controlled approximately 68% of the Company’s then outstanding common stock.  As a result of the issuance of the shares of the Company’s common stock into escrow at the Initial Closing, that ownership percentage is substantially reduced, but because of the affiliation with GEI Plc and the transactions discussed below, it can be assumed that GCM Ltd remains a controlling shareholder of the Company.  In addition, and as also described in our most recent Form 10-K, GCM Ltd owes certain funds to the Company.  Therefore, any transaction with GEI Plc or GCM Ltd must be considered a related party transaction.

            The documents negotiated and executed by the parties at the end of July, and which became effective on August 3, 2010, included:

*	an “Assignment of Amended and Restated Stock Purchase Agreement” by which the Company assigned its interest in the Restated SPA to GCM Ltd, subject to a number of conditions;

*
a “Subscription Agreement” by which GCM Ltd subscribed to purchase 14,096,093 shares of the Company’s common stock which shares continue to be held in escrow pursuant to the Initial Closing, again subject to certain conditions;

*
a new “Escrow Agreement” relating to the holding of the release of certain shares of the Company’s common stock from escrow, and continuing to hold the majority of the shares in escrow with the other documents required to complete the transactions under the Restated SPA;

*	a “Termination and Release of the prior Escrow Agreement,” by which the former escrow agreement (entered into at the Initial Closing) was terminated; and

*
an agreement by GCM Ltd to return to the Company 50,000 shares of the Company’s common stock for cancellation to replace the shares retained in escrow that pursuant to the Restated SPA were allocated for the purchase of GSS and GSH.

Although the assignment documents are dated July 27, 2010, the Company does not believe that they were delivered to the respective parties and did not become binding on the parties until August 3, 2010.  The new Escrow Agreement contemplated that GCM Ltd could provide a “Buyer’s Notification” to GEI Plc at any time to acquire the Solar Subsidiaries and the GEI Know-How.  Upon such notification, all of the documents (including the assignments of the Solar Subsidiaries and the GEI Know-How) were to be released from escrow except for certificates representing 14,096,093 shares of the Company’s common stock.  Those shares will remain in escrow until the Escrow Agent receives the “GSC Notification,” a notification from the Company that it desires to exercise its right to acquire all of the outstanding shares of GSE.  The Company does not intend to provide this notification until such time as it has completed its due diligence and certain other release conditions set forth in the new Escrow Agreement are satisfied.  Pending release of those shares from the new Escrow Agreement, GCM Ltd has the right to represent those shares at any meeting of the Company’s shareholders, but GCM Ltd will not be entitled to cast any vote with respect to those shares without the concurrence of either GEI Plc (following the change of control which has occurred) or a third party not controlled by either GEI Plc or GCM Ltd, GIG Holding Ltd (“GIG”).  GIG is not a party to the new Escrow Agreement or any voting agreement.

Pursuant to the Assignment of Amended and Restated Stock Purchase Agreement GCM Ltd was granted the right to exercise its right to complete the transaction at any time.  The Company has been advised that on or about August 3, 2010, GCM Ltd exercised its right to complete the transaction and the documents were released from the new Escrow Agreement.  As a result GCM Ltd now owns or controls the equity interest in GSE (as well as the other Solar Subsidiaries) and the GEI Know-How, although (as further described below) this ownership is subject to the terms of the new Escrow Agreement and other restrictions.  Further, GCM Ltd has the obligation to transfer GSE and the GEI Know-How to the Company upon notification by the Company, which notification the Company must give by December 31, 2010.

Nevertheless, until the Company is able to complete its due diligence and to meet its reporting obligations under the Securities Exchange Act of 1934 and certain other conditions precedent set forth in the new Escrow Agreement, the 14,096,093 shares of the Company’s common stock issued for the purposes of acquiring GSE and the GEI Know-How will remain in escrow.  If the Company does not authorize the release of those shares from escrow to GEI Plc by January 1, 2011, the escrow agent is obligated to return those shares to the Company.

The Company is not obligated to complete the acquisition of GSE and the GEI Know-How unless certain conditions precedent set forth in the escrow agreement (“Release Conditions”) are completed or waived.  Among these conditions are the following:

a.
The Company  has received, and has been able to verify such information from and relating to GSE, its business and operations, prospective business and operations, assets, liabilities and equity, financial condition and results of operations, management, executive compensation, related party transactions, material contracts and obligations, industry, risks (including operational risks, business risks, country risks, and other appropriate risks), and other information and financial statements (which have been audited by an independent certified public accountant registered with the Public Company Accounting and Oversight Board) that may be required for disclosure by the Company under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and any applicable stock exchange;

b.
The persons who are to become principal shareholders of the Company as a result of the release of the shares of Company common stock from escrow have prepared for filing with the SEC immediately following the completion of the release of the shares of Company common stock any reports required of such persons under Sections 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934 and any applicable stock exchange;

c.
GCM Ltd will, simultaneously with the release of the shares of Company common stock assign (or arrange for the assignment) to the Company  of 100% of the equity interest and voting interest in GSE and (to the extent any person other than GCM Ltd owns such equity interest) the terms of the assignment by any such other person owning an equity or voting interest in GSE are acceptable to GSE in its reasonable discretion (with the agreement that the transfer of shares by the Company to such person at a price of US$10.00 per share or more shall be considered to be acceptable);

d.
The Company shall have received no information that leads it to believe that GSE (in its direct or indirect operations, whether through its own actions or failure to act, or the actions or failure to act by any officer, director, manager, employee, independent contractor, agent, parent, subsidiary, or other person) has violated certain laws of the United States or any other country; and

e.
There shall have been negotiated a voting agreement with respect to the 14,096,093 shares of the Company’s common stock that is reasonably satisfactory in form and substance to the Company, as well as an agreement between GEI Plc and its principal shareholders for the exchange by them of their GEI Plc shares for the shares of the Company’s common stock then held by GEI Plc (including, without limitation, the 14,096,093 shares referred to above).  To the knowledge of the Company, these agreements have not yet been drafted or negotiated.

Vital Source, S.A. Financing

            As the Company has previously announced, the Company entered into an agreement with Vital Source, S.A. (“Vital Source”) (an unaffiliated company) to provide financing by September 30, 2010.  The agreement with Vital Source was signed by its president, Thomas E. Geraets.  Since entering that agreement, Vital Source provided in kind contributions to GSE through GEI Plc (amounting to € 9,000,000 treated as a capital contribution which GEI Plc then invested in GSE) and € 13,000,000 as a loan to a wholly-owned subsidiary of GSE.  This contribution consisted of assets located in Brazil with a total value of approximately € 22,000,000.  GSE plans to liquidate these assets and provide the cash to its Spanish operations.  Vital Source has entered into a Memorandum of Understanding to contribute an additional € 47,000,000 in kind to GSE to meet GSE’s development obligations to the Spanish authorities.

Vital Source, through its president, Mr. Geraets, is cooperating with the Company and GCM Ltd in connection with the transactions contemplated under the Restated SPA and the assignment documents.  Vital Source’s cooperation is necessary inasmuch as (following the contributions and expected conversion of the debt portion to GSE equity), Vital Source will own a significant amount of equity in GSE, and the new Escrow Agreement requires (as a condition to release) that the Company acquire 100% of GSE.

To be consistent with the current status of its contributions through GEI Plc and directly to GSE and the anticipated contributions to GSE, Vital Source has discussed, and is expected to propose a modification to the share purchase agreement with the Company.  The Company is open to further negotiations with Vital Source to amend the existing agreement in a manner that provides adequate funding to the Company.

It is important to note that one of the Release Conditions discussed above for the release of the 14,096,093 shares of the Company’s common stock is that the Company acquire all of the outstanding equity of GSE, including that of Vital.

No Assurances as to Closing or Completion of the Transaction

            As noted above the transaction contemplated by the Restated SPA and the assignment to GCM Ltd is subject to a number of conditions including the Company being able to complete its due diligence and legal compliance, both of which require that the Company obtain a significant amount of additional financing.  The Company, GCM Ltd and GEI Plc have been negotiating and working toward completing this transaction since at least April 2009 and originally estimated it would be completed during the spring of 2010.  However, due to various reasons including the change of business strategy of GEI Plc, the need to raise additional capital, and the increase of capital of GSE by GEI Plc, the parties have previously had to postpone the final closing of the transaction.  Although the Company, GCM Ltd and GEI Plc believe that the transaction will ultimately be completed by December 31, 2010, there can be no assurance that further unexpected delays and issues will cause arise.

            In addition, completion of the transaction is subject to satisfactory due diligence and each party meeting or waiving certain conditions precedent.  There can be no assurance that the Company will be able to meet the conditions precedent to its contemplated acquisition, or that if the Company does meet the conditions precedent that the Company will be able to complete the acquisition or the actions that the Restated SPA, contemplates.  In addition, there are many other issues involved in the transaction, including coordinating international legal requirements, international operations, and the significant expense of international communications and travel.

Ownership of the Company’s Common Stock Following the Completion of the Transaction

            Following the Company’s acquisition of GSE and the GEI Know-How, there will be a significant number of shares outstanding then owned by GEI Plc.  The following chart sets forth an estimation of the ownership of the outstanding shares, assuming that the Company’s acquires GSE and the GEI Know-How and Vital Source makes an investment as described above (of which there can be no assurance):

GCM	1,981,867	8.6%
GEI per transaction and subject to exchange and voting rights, as they may be negotiated (as discussed above)	14,096,093	60.9%
Vital (based on the existing agreement, and without giving effect to any renegotiation discussed above)	6,100,000	26.3%
other shareholders	1,031,133	4.5%

            GEI Plc has entered into an agreement (the “GEI Agreement”) with GCM Ltd, the new control persons of GEI Plc, and other affiliated parties, which contemplates a clearer agreement between the parties to share voting responsibility for the Company’s shares to be delivered to GEI Plc for the purchase of the Solar Subsidiaries and the GEI Know-How.  Before that voting agreement has been completed (which agreement must be reasonably satisfactory in form and substance to the Company), GCM Ltd (the Company’s principal shareholder) will hold the voting rights of the shares for the purposes of establishing a quorum at any meeting of the Company’s shareholders, but not for casting a vote at any such meeting.  In order to cast a vote at any meeting of the Company’s shareholders, the new Escrow Agreement provides that GCM Ltd must obtain the agreement of GEI Plc or, if GEI Plc will not agree, a company known as GIG Holding, Ltd., a company owned by the former president of GEI Plc.   It should be noted that, although GIG Holding Ltd. is a party to the GEI Agreement, it is not a party to the Escrow Agreement and therefore has no obligation to act under its terms.

The GEI Agreement (to which the Company is not a party) also contemplates that the GEI Plc shareholders, including GCM Ltd and Vital Source, will have an opportunity to exchange their interest in GEI Plc for the Company’s common stock then held by GEI Plc.  This exchange is expected to take place at the time that the Company’s common stock is listed (or about to be listed) for trading on an exchange.  As discussed above, it is a Release Condition that this agreement be documented in a manner which must be reasonably acceptable to the Company.

Item 9.01 – Financial Statements and Exhibits

10.1     Assignment of Amended and Restated Stock Purchase Agreement
10.2     Subscription Agreement
10.3     Escrow Agreement
10.4     Termination and Release of the Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of August 2010.

Genesis Solar Corporation

By: /s/ David W. Brenman
David W. Brenman, President